UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 30, 2006

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 30, 2006, we, certain of our stockholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated entered into a purchase agreement pursuant to which we agreed to sell an aggregate of 2,000,000 shares of our common stock and certain of our stockholders agreed to sell an aggregate of 1,500,000 shares of our common stock in a public offering underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated, in each case at a price per share (net of underwriting discount) of $35.314. Merrill Lynch, Pierce, Fenner & Smith Incorporated may also purchase up to an additional 525,000 shares from the selling stockholders at the same price per share within 30 days from the date of the purchase agreement, to cover overallotments. A copy of the purchase agreement is attached to this Current Report on Form 8-K as Exhibit No. 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Purchase Agreement, dated November 30, 2006, by and among Cohen & Steers, Inc. (the “Company”), certain selling stockholders of the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS, INC.

Date: December 1, 2006	By:	/s/ Matthew S. Stadler
	Name:	Matthew S. Stadler
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Purchase Agreement, dated November 30, 2006, by and among Cohen & Steers, Inc. (the “Company”), certain selling stockholders of the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.